CONSENT OF COUNSEL

     The undersigned does hereby consent to the use of its name wherever appearing in the Registration Statement and related Prospectus, including "Legal Matters".

     However, the undersigned disclaims any responsibility as an expert as regards this Registration Statement except insofar as the Registration Statement may relate to a written legal opinion from the undersigned.




                              BEARMAN TALESNICK & CLOWDUS
                              Professional Corporation





Denver, Colorado
October 18, 1995